Exhibit 10.30


                           LOAN AND SECURITY AGREEMENT

                               OBJECT DESIGN, INC.

                          Dated as of December 17, 1996



                        THE FIRST NATIONAL BANK OF BOSTON

                                TABLE OF CONTENTS

Section       Title                                                                                Page
-------       -----                                                                                ----
                                          SECTION I - DEFINITIONS

1.1           Definitions.........................................................................   5
1.2           Accounting Terms....................................................................  14

                                    SECTION II - DESCRIPTION OF CREDIT

2.1           The Loans...........................................................................  14
2.2           The Letters of Credit...............................................................  14
2.3           Notice and Manner of Borrowing of Loans.............................................  14
2.4           Commitment and other Fee............................................................  15
2.5           Reduction of Commitment Amount......................................................  15
2.6           The Note............................................................................  15
2.7           Interest Rates and Payments of Interest.............................................  16
2.8           Capital Requirements................................................................  16
2.9           Payments and Prepayments of the Loans...............................................  16
2.10          Method of Payment...................................................................  17
2.11          Overdue Payments....................................................................  17
2.12          Computation of Interest and Fees....................................................  17

                                     SECTION III - CONDITIONS OF LOAN

3.1           Conditions Precedent to Effectiveness of Agreement..................................  17
3.2           Conditions Precedent to all Loans and Letters of Credit.............................  18

                                SECTION IV - REPRESENTATIONS AND WARRANTIES

4.1           Organization and Qualification; Corporate/
                Trade Names; Chief Executive Office...............................................  19
4.2           Corporate Authority.................................................................  20
4.3           Valid Obligations...................................................................  20
4.4           Consents or Approvals...............................................................  20
4.5           Title to Properties; Absence of Encumbrances........................................  20
4.6           Financial Statements................................................................  20

Section       Title                                                                                Page
-------       -----                                                                                ----
4.7           Changes.............................................................................  21
4.8           Defaults............................................................................  21
4.9           Taxes...............................................................................  21
4.10          Litigation..........................................................................  21
4.11          Use of Proceeds.....................................................................  21
4.12          Subsidiaries........................................................................  21
4.13          Investment Company Act..............................................................  21
4.14          Compliance with ERISA...............................................................  21
4.15          Environmental Matters...............................................................  22
4.16          Security Interest...................................................................  22

                                     SECTION V - AFFIRMATIVE COVENANTS

5.1           Financial Statements and other Reporting
               Requirements.......................................................................  23
5.2           Conduct of Business.................................................................  24
5.3           Maintenance and Insurance...........................................................  25
5.4           Taxes...............................................................................  25
5.5           Inspection by the Bank..............................................................  25
5.6           Maintenance of Books and Records....................................................  25
5.7           Quick Ratio.........................................................................  25
5.8           Consolidated Total Liabilities to Consolidated
                Tangible Net Worth Ratio..........................................................  26
5.9           Profitability.......................................................................  26
5.10          Operating Accounts..................................................................  26
5.11          Subsidiaries........................................................................  26
5.12          Further Assurances..................................................................  26

                                      SECTION VI - NEGATIVE COVENANTS

6.1           Indebtedness........................................................................  27
6.2           Contingent Liabilities..............................................................  27
6.3           Leases..............................................................................  27
6.4           Sale and Leaseback..................................................................  28
6.5           Encumbrances........................................................................  28
6.6           Merger; Consolidation; Sale or Lease of Assets......................................  29
6.7           Additional Stock Issuance............................................................ 29
6.8           Equity Distributions................................................................  29


                                      -ii-

Section       Title                                                                                Page
-------       -----                                                                                ----
6.9           Capital Expenditures................................................................  29
6.10          Investments.........................................................................  29
6.11          ERISA...............................................................................  30

                                     -iii-

Section       Title                                                                                Page
-------       -----                                                                                ----
                                     SECTION VII - SECURITY AGREEMENT

7.1           Creation of Security Interest.......................................................  30
7.2           Covenants Pertaining to Collateral..................................................  30
7.3           Notices and Reports Pertaining to Collateral........................................  34
7.4           Bank's Rights with Respect to Collateral............................................  34
7.5           Bank's Rights and Remedies..........................................................  35
7.6           Waivers.............................................................................  37

                                          SECTION VIII - DEFAULTS

8.1           Events of Default...................................................................  38
8.2           Remedies............................................................................  40

                                        SECTION XI - MISCELLANEOUS

9.1           Notices.............................................................................  40
9.2           Expenses............................................................................  41
9.3           Set-Off.............................................................................  41
9.4           Term of Agreement...................................................................  41
9.5           No Waivers..........................................................................  41
9.6           Governing Law.......................................................................  41
9.7           Amendments..........................................................................  42
9.8           Binding Effect of Agreement.........................................................  42
9.9           Counterparts........................................................................  42
9.10          Partial Invalidity..................................................................  42
9.11          Captions............................................................................  42
9.12          Confidentiality.......................................................................42
9.13          Waiver of Jury Trial................................................................  43
9.14          Entire Agreement....................................................................  43

                                    EXHIBITS

EXHIBIT A - Form of Promissory Note

EXHIBIT B - Form of Notice of Borrowing

EXHIBIT C - Indebtedness; Encumbrances

EXHIBIT D - Litigation; Environmental Matters

EXHIBIT E - Subsidiaries

EXHIBIT F - Form of Compliance Report

EXHIBIT G - Form of Borrowing Base Report

EXHIBIT H - Form of Opinion of Counsel to the Company

EXHIBIT I - Form of Letter of Credit Application

EXHIBIT J - Form of Subsidiary Guaranty

                                    SCHEDULES

SCHEDULE I  -  Collateral Locations

SCHEDULE II -  Intellectual Property

                           LOAN AND SECURITY AGREEMENT

                          Dated as of December 17, 1996


         THIS LOAN AND SECURITY AGREEMENT is made as of December 17, 1996, by and between OBJECT DESIGN, INC. (the "Company"), a Delaware corporation having its chief executive office at 25 Mall Road, 5th Floor, Burlington, MA 01803 and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"), a national banking association having its head office at 100 Federal Street, Boston, Massachusetts 02110.

                                    SECTION I

                                   DEFINITIONS

         1.1.     Definitions.

         All capitalized terms used in this Agreement or in the Note or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below. Where not inconsistent with this Agreement all terms used herein with respect to the Collateral shall have the meanings ascribed to them in the Uniform Commercial Code as in effect on the date hereof.

         Accounts. All rights of the Company to payment for goods sold or leased or for services rendered including, without limitation, software license receivables, all sums of money or other proceeds due or becoming due thereon, all instruments pertaining thereto, all guarantees and security therefor, and the Company's rights pertaining to and interest in such goods, including the right of stoppage in transit, replevin or reclamation; all chattel paper; all amounts due from affiliates of the Company; all insurance proceeds; all other rights and claims to the payment of money, under contracts or otherwise; and all other property constituting "accounts" as such term is defined in the Uniform Commercial Code.

         Agreement. This Agreement, as the same may be supplemented or amended from time to time.

         Applicable Margin. A percentage per annum as shown by the following table determined by referenced to the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth.

      Ratio of Total Consolidated Liabilities
      to Consolidated Tangible Net Worth                   Applicable Margin
      ----------------------------------                   -----------------
      Less than .50 to 1                                   0.0%

      .50:1 or more, but less than 1.0:1                   0.25%
      1.0:1 or more, but less than 1.5:1                   0.50%
      1.5:1 or more, but less than 2.0:1                   0.75%
      2.0:1 or greater                                     1.00%

The Applicable Margin at any time shall be that determined by the financial statements most recently delivered pursuant to Section 5.01(a) or 5.01(b), whichever is most recent. If the Company fails to deliver such financial statements within the time period provided for in Sections 5.10(a) or 5.01(b), as the case may be, the Applicable Margin shall be the highest Applicable Margin until the delivery to the Bank of the required financial statements, at which time the Applicable Margin shall be determined in accordance with this definition. Any change in the Applicable Margin shall become effective on the third Business Day following the receipt of such statements by the Bank.

         Approved Foreign Customer. Any account debtor having its principal place of business in Canada and the following entities: British Telecom, Mitsui Engineering & Shipbuilding Co., Ltd, and Toyo Information Systems Co., Ltd.

         Bank.  See Preamble.

         Base Rate. The greater of (i) the rate of interest announced from time to time by the Bank at its head office as its Base Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

         Borrowing Base. The lesser of (i) the Commitment Amount and (ii) 80% of Eligible Accounts.

         Borrowing Base Report. A Borrowing Base Report in substantially the form of Exhibit G hereto.

         Business Day. Any day other than a Saturday, Sunday, legal holiday or other day on which banks in Boston, Massachusetts, are required or permitted by law to close.

         Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Collateral.  See Section 7.1.

         Collateral Documents. All Uniform Commercial Code financing statements filed pursuant to Section 3.1(h) hereof (and all amendments thereto and renewals or replacements or continuations thereof), and any other documents executed and delivered by the Company with respect to the Collateral.

         Commitment Amount. $2,000,000, or any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with
Section 2.4 or Section 7.2.

         Company.  See Preamble.

         Consolidated Current Liabilities. At any date as of which the amount thereof shall be determined, all amounts that should, in accordance with generally accepted accounting principles, be included as current liabilities on the consolidated balance sheet of the Company and its Subsidiaries as at such date.

         Consolidated Quick Assets. At any date as of which the amount thereof shall be determined, the consolidated cash and accounts receivable of the Company and its Subsidiaries.

         Consolidated Tangible Net Worth. At any date as of which the amount thereof shall be determined, the consolidated total assets of the Company and its Subsidiaries minus (i) the sum of any amounts attributable to (a) goodwill,
(b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets, (d) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the financial statements referred to in Section 4.6 and (e) the value of any minority interests in Subsidiaries and (ii) Consolidated Total Liabilities.

         Consolidated Total Liabilities. At any date as of which the amount thereof shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as liabilities on the consolidated balance sheet of the Company and its Subsidiaries.

         Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 400l of ERISA.

         Credit Documents. This Agreement, the Note, the Letter of Credit Applications and each Letter of Credit issued thereunder, and any other documents evidencing or otherwise given in connection therewith.

         Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

         Eligible Account. An Account which meets all of the following requirements:

         (i) such Account is subject to a first perfected security interest in favor of the Bank and is subject to no other Encumbrance whatsoever other than a Permitted Encumbrance;

         (ii) such Account is owned by the Company and represents a complete bona fide transaction which requires no further act under any circumstances on part of the Company to make such Account payable by the account debtor;

         (iii) such Account is not past due more than 30 days;

         (iv) such Account is evidenced by an invoice or other documentation in form reasonably acceptable to the Bank;

         (v) such Account is not payable more than ninety (90) days after the date of the original invoice giving rise to such Account:

         (vi) the amount owing on the invoice evidencing such Account is a valid, legally enforceable obligation of the account debtor with respect thereto and is not subject to any material present or contingent offset, deduction or counterclaim, dispute or other defense on the part of such account debtor, and no facts exist which are the basis for any future such action or claim;

         (vii) such Account is not evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument has been delivered to the Bank;

         (viii) the Account arose from a license of software under which the Company was the licensor or provision of services related thereto;

         (ix) such Account is not owing by an account debtor whose then-existing accounts owing to the Company exceed in face amount 10% of the Company's total Eligible Accounts;

         (x) such Account is not owing by an account debtor when 20% of all then-existing accounts owing to the Company by such account debtor are past due more than 60 days;

         (xi) the account debtor with respect to such Account is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on such account debtor and is not, in the reasonable discretion of the Bank, deemed ineligible for credit or other reasons;

         (xii) the account debtor with respect thereto is not an affiliate or employee of the Company;

         (xiii) if the account debtor with respect thereto is located outside of the United States of America and is not an Approved Foreign Customer, either (a) the goods which gave rise to such Account were shipped after receipt by the Company from the account debtor of an irrevocable letter of credit issued or confirmed by a financial institution reasonably acceptable to the Bank and in form and substance reasonably acceptable to the Bank, payable in the amount of the face value of the Account in Dollars at a place of payment located within the United States or (b) such Account is (and remains) fully insured as to credit and political risk by one of the following: the Export-Import Bank of the United States, the Massachusetts Industrial Finance Authority or an insurer rated AA- or better by A.M. Best Company;

         (xiv) such Account is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any applicable law similar in effect thereto, as determined in the reasonable discretion of the Bank, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment; and

         (xv) such Account is not determined by the Bank to be ineligible for any other reason based upon such credit and collateral considerations as the Bank may reasonably deem appropriate.

         Encumbrances.  See Section 6.5.

         ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Environmental Laws. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law whether now existing or hereafter enacted or promulgated, relating to injury to, or the protection of, real or personal property or human health or the environment.

         Equipment. All machinery, equipment and fixtures, office furniture, furnishings and trade fixtures, specialty tools and parts, motor vehicles and materials handling equipment of the Company, together with the Company's interest in, and right to, any and all manuals, computer programs, data bases and other materials relating to the use, operation or structure of any of the foregoing; and all other property constituting "equipment" as such term is defined in the Uniform Commercial Code.

         Event of Default.  Any event described in Section 8.1.

         Federal Funds Effective Rate. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

         General Intangibles. All rights with respect to trademarks, service marks, trade names, trade styles, patents, patent applications, copyrights, copyright applications, mask works, trade-secrets information, other proprietary rights and rights to prevent others from doing acts that constitute unfair competition with the Company or misappropriation of its property, including, without limitation, those described on Schedule II hereto and also including without limitation any sums (net of expenses) that the Company may receive arising out of any claim for infringement of its rights in any of the foregoing, and all rights of the Company under contracts to enjoy performance by others or to be entitled to enjoy rights granted by others, including without limitation any licenses; all tax refunds; all rights, title and interest of the Company in and to all documents, books, records and other information (on whatever medium recorded, and including without limitation computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained by the Company that reflect the conduct of the Company's business, such as financial records, marketing and sales records, research and development records, and design, engineering and manufacturing records; all rights under service bureau service contracts; all computer data and the concepts and ideas on which said data is based; all developmental ideas and concepts, papers, plans, schematics, drawings, blueprints, sketches and documents; all data bases; all customer lists; and all other property constituting "general intangibles" as such term is defined in the Uniform Commercial Code.

         Guarantees. As applied to the Company and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others (other than under a Subsidiary Guaranty) whether or not reflected on the consolidated balance sheet of the Company and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity but excluding any general indemnity of officers or directors of the Company or its Subsidiaries given in the ordinary course of business.

         Hazardous Material. Any substance which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any Environmental Law or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority or instrumentality or which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

         Indebtedness. As applied to the Company and its Subsidiaries, (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Company and its Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Company or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of the Company and its Subsidiaries, (v) all Guarantees, and (vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Company or any of its Subsidiaries.

         Inventory. All goods, merchandise and other personal property (including warehouse receipts and other negotiable and non-negotiable documents of title covering any such property) of the Company that are held for sale, lease or other disposition, or for display or demonstration, or leased or consigned, or that are raw materials, piece goods, work-in-process or materials used or consumed or to be used or consumed in the Company's business, whether in transit or in the possession of the Company or another, including without limitation all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and goods located on the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other third parties; all proprietary rights, patents, plans, drawings, diagrams, schematics, assembly and display materials relating to any of the foregoing; and all other property constituting "inventory" as such term is defined in the Uniform Commercial Code.

         Investment. As applied to the Company and its Subsidiaries, the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

         Letter of Credit. A standby letter of credit opened for the account of the Company pursuant to the terms of Section 2.2 of this Agreement, and "Letters of Credit" means all of such Letters of Credit, collectively.

         Letter of Credit Application. A Standby Letter of Credit Application and Agreement, substantially in the form of Exhibit H hereto, delivered to the Bank pursuant to Section 2.2 hereof, and "Letter of Credit Applications" means all of such Letter of Credit Applications, collectively.

         Loan. A loan made to the Company by the Bank pursuant to Section II of this Agreement, and "Loans" means all of such loans, collectively.

         Net Cash Proceeds. With respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock by any Person, the aggregate amount of cash received by or on behalf of such Person in connection with such transaction (including, without limitation, cash received by way of deferred payment pursuant to a note receivable, conversion of non-cash consideration, cash payments in respect of purchase price adjustments or otherwise, but only as and when such cash is received) after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finderis fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Indebtedness secured by a lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

         Note. A promissory note of the Company, substantially in the form of Exhibit A hereto, evidencing the obligation of the Company to the Bank to repay the Loans.

         Notice of Borrowing.  See Section 2.2.

         Obligations. Any and all obligations of the Company to the Bank of every kind and description, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money, including without limitation under the Note and under the Letter of Credit Applications and each Letter of Credit issued thereunder.

         PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Permitted Encumbrances.  See Section 6.5.

         Plan. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

         Prepayment Event. (a) The sale, transfer or other disposition of any business unit, asset or other property of the Company or any Subsidiary (including dispositions in the nature of casualties (to the extent covered by insurance) or condemnations)(an Asset Sale Prepayment

Event),(b) the issuance or sale by the Company or any Subsidiary of any equity securities (other than the issuance of equity securities to the Company or any of its wholly-owned Subsidiaries) or any obligations convertible into or exchangeable for, or giving any Person any right, option or warrant to acquire from the Company or any Subsidiary, any equity securities or any such convertible or exchangeable obligations. Notwithstanding the foregoing, the term iPrepayment Eventi shall not include:

                           (i) sales, transfers and other dispositions of used
                  or surplus equipment, vehicles and other assets in the ordinary course of business to the extent that the gross proceeds from all such sales does not exceed 10% of Consolidated Tangible Net Worth in the aggregate in any fiscal year;

                           (ii) sales of inventory in the ordinary course of
                  business (including, without limitation, sales of damaged or obsolete inventory) and sales of Qualified Investments; and

                           (iii) the receipt of insurance or condemnation
                  proceeds except to the extent in excess of $50,000 in the aggregate in any fiscal year.

         Proceeds. Whatever is received upon the sale, lease, exchange, collection or other disposition of the Collateral including, but not limited to, all Accounts, Inventory, Equipment, goods, money, checks, deposit accounts, and insurance proceeds.

         Qualified Investments. As applied to the Company and its Subsidiaries, investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, (iv) any repurchase agreement secured by any one or more of the foregoing, and (v) loans to officers of the Company or its Subsidiaries not to exceed $1,100,000 in the aggregate outstanding at any one time.

         Revolving Credit Period. The period beginning on the date of this Agreement and extending through and including the Revolving Credit Termination Date or such earlier date on which the commitment to make Revolving Loans is terminated or the Commitment Amount is reduced to zero in accordance with the terms hereof.

         Revolving Credit Termination Date. September 30, 1997.

         Revolving Loans. The Loans made to the Company pursuant to Section 2.1 of this Agreement.

         Securities. All of the securities and instruments of the Company, including without limitation all stocks, bonds, Treasury bills, certificates of deposit and mutual or money market fund shares; and all sums due or to become due on any of the foregoing, and all securities, instruments or other property purchased or acquired as a result of the investment and reinvestment thereof as hereinafter provided.

         Significant Subsidiary. A Subsidiary which contributed more than ten percent (10%) of the Companyis consolidated revenues in the fiscal quarter most recently ended at the time of determination.

         Subsidiary. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Company or a Subsidiary of the Company; or any other such organization the management of which is directly or indirectly controlled by the Company or a Subsidiary of the Company through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Company has a 50% ownership interest.

         Subsidiary Guaranty. A Guaranty substantially in the form of Exhibit I hereto executed by a Subsidiary pursuant to the terms of this Agreement.

         Uniform Commercial Code. The Uniform Commercial Code as in effect in The Commonwealth of Massachusetts.

         1.2. Accounting Terms. All terms of an accounting character shall have the meanings assigned thereto by generally accepted accounting principles applied on a basis consistent with the financial statements referred to in
Section 4.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein.

                                   SECTION II

                              DESCRIPTION OF CREDIT

         2.1. The Loans. Subject to the terms and conditions hereof, the Bank will make Revolving Loans to the Company, from time to time until the close of business on the Revolving Credit Termination Date, in such sums as the Company may request, provided that the aggregate principal amount of all Loans at any one time outstanding hereunder shall not exceed the Borrowing Base less the face amount of all Letters of Credit then outstanding. The Company may borrow, prepay pursuant to Section 2.9 and reborrow, from the date of this Agreement until the Revolving Credit Termination Date, the full amount of the Borrowing Base, reduced by the face amount of all Letters of Credit then outstanding, as aforesaid, or any lesser sum that is at least $100,000 and an integral multiple of $10,000. Any Revolving Loan not repaid by the

Revolving Credit Termination Date shall be due and payable on the Revolving Credit Termination Date.

         2.2. The Letters of Credit. (a) Subject to the terms hereof and of each Letter of Credit Application, the Bank agrees to issue Letters of Credit for the account of the Company from time to time until the Revolving Credit Termination Date, in an aggregate face amount not to exceed at any time $1,000,000; provided that the aggregate amount of outstanding Letters of Credit shall not, when added to the total amount of Loans at any one time outstanding, exceed the Borrowing Base. Each Letter of Credit shall be issued in such amount and for such period of time as the Company shall request, provided that, subject to such terms for automatic extension as may be set forth therein, the expiration date for a Letter of Credit may not be more than one year from the date of issuance, and provided, further, that the expiration date for a Letter of Credit may not extend beyond the Revolving Credit Termination Date.

         (b) Whenever the Company wishes the Bank to issue a Letter of Credit, the Company shall deliver to the Bank a Letter of Credit Application with the blanks therein appropriately completed. Unless any condition specified in
Section III hereof shall not have been satisfied, the Bank shall issue the Letter of Credit on the date requested and otherwise in accordance with the terms and conditions of the applicable Letter of Credit Application.

         2.3. Notice and Manner of Borrowing of Loans. (a) Whenever the Company desires to obtain a Loan the Company shall notify the Bank (which notice shall be irrevocable) by telex, telegraph or telephone received no later than 10:00 a.m. (Boston time) on the date one Business Day before the day on which the requested Loan is to be made. Such notice shall specify the effective date and amount of each Loan subject to the limitations set forth in Section 2.1. Each such notification (a "Notice of Borrowing") shall be immediately followed by a written confirmation thereof by the Company in substantially the form of Exhibit B hereto, provided that if such written confirmation differs in any material respect from the action taken by the Bank, the records of the Bank shall control absent manifest error.

         (b) Subject to the terms and conditions hereof, the Bank shall make each Loan on the effective date specified therefor by crediting the amount of such Loan to the Company's demand deposit account with the Bank.

         2.4. Commitment and other Fees. (a) The Company shall pay to the Bank a Closing Fee in an amount equal to 1% of the initial Commitment Amount.

         (b) The Company shall pay to the Bank during the Revolving Credit Period a commitment fee computed at the rate of one-half of one percent (1/2 %) per annum on the average daily amount of the unborrowed portion of the Commitment Amount during each quarter or portion thereof. Commitment fees shall be payable quarterly in arrears, on the last day of March, June, September and December of each year beginning September 30, 1996, and on the last day of the Revolving Credit Period.

         (c) The Company shall pay to the Bank upon the issuance of each Letter of Credit, a Letter of Credit fee equal to 2.0% per annum of the face amount of such Letter of Credit (pro-rated for the number of days such Letter of Credit is outstanding).

         (d) The Company shall pay to the Bank, on demand from time to time, such fees and expenses as are customarily charged by the Bank in connection with the opening, amendment, negotiation and administration of each Letter of Credit.

         2.5. Reduction of Commitment Amount. The Company may from time to time by written notice delivered to the Bank at least three Business Days prior to the date of the requested reduction, reduce by integral multiples of $100,000 any unborrowed portion of the Commitment Amount. The Commitment Amount shall automatically be reduced in an amount equal to 100% of the mandatory prepayment due upon the occurrence of an Asset Sale Prepayment Event (but in no event to an amount less than the aggregate dollar amount of outstanding Letters of Credit at such time), such reduction to occur on the date such mandatory prepayment is required to be made under the terms of Section 2.9 hereof. No reduction of the Commitment Amount shall be subject to reinstatement.

         2.6. The Note. (a) The Loans shall be evidenced by the Note, payable to the order of the Bank and having a final maturity of September 30, 1997.
The Note shall be dated on or before the date of the first Loan and shall have the blanks therein appropriately completed.

         (b) The Bank shall, and is hereby irrevocably authorized by the Company to, enter on the schedule forming a part of the Note or otherwise in its records appropriate notations evidencing the date and the amount of each Loan and the date and amount of each payment of principal made by the Company with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. The Bank is hereby irrevocably authorized by the Company to attach to and make a part of the Note a continuation of any such schedule as and when required. No failure on the part of the Bank to make any notation as provided in this subsection (b) shall in any way affect any Loan or the rights or obligations of the Bank or the Company with respect thereto.

         2.7. Interest Rates and Payments of Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the then-current Applicable Margin, which rate shall change contemporaneously with any change in the Base Rate. Such interest shall be payable on the last day of each month commencing November 30, 1996, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

         2.8. Capital Requirements. If after the date hereof the Bank determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by the Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Bank's or such holding company's capital as a consequence of the Bank's commitment to make Loans or otherwise extend credit hereunder to a level below that which the Bank or such holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by the Bank to be material, then the Bank shall notify the Company thereof. The Company agrees to pay to the Bank the amount of such reduction in return on capital as and when such reduction is determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

         2.9.     Payments and Prepayments of the Loans.

         (a) Mandatory Prepayments. If at any time the aggregate principal amount of outstanding Loans plus the aggregate face amount of outstanding Letter of Credit shall exceed the Borrowing Base in effect at such time, then the Company shall promptly upon becoming aware of such circumstance prepay Loans in an amount equal to such excess or, if less, the entire principal amount of Loans then outstanding and, if after such prepayment the aggregate face amount of outstanding Letters of Credit exceeds such Borrowing Base, the Company shall provide cash collateral as described in Section 8.2(c) of this Agreement. In addition, as soon as practicable following the occurrence of a Prepayment Event (and, in any event, within one Business Day following receipt by the Company or any Subsidiary of the Net Cash Proceeds therefrom), the Company shall prepay the Loans in the amount equal to 100% of such Net Cash Proceeds.

         (b) Voluntary Prepayments. Revolving Loans may be prepaid at any time, without premium or penalty, upon one Business Day's notice. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment. No prepayment of the Revolving Loans during the Revolving Credit Period shall affect the Commitment Amount or impair the Company's right to borrow as set forth in Section 2.1.

         2.10. Method of Payment. All payments and prepayments of principal, all reimbursement payments for drawings under any Letter of Credit and all payments of interest, fees, commissions and other amounts payable hereunder shall be made by the Company to the Bank at its head office in immediately available funds, on or before 11:00 a.m. (Boston, Massachusetts time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. The Bank may, and the Company hereby authorizes the Bank to, debit the amount of any payment not made by such time to the demand deposit account of the Company with the Bank.

                                    -xviii-

         2.11. Overdue Payments. Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the Note or any Letter of Credit Application or Letter of Credit issued thereunder shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum equal to four percent (4%) above the rate then applicable to the Loans.

         2.12. Computation of Interest and Fees. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment.

                                   SECTION III

                               CONDITIONS OF LOANS

         3.1. Conditions Precedent to Effectiveness of Agreement. The effectiveness of this Agreement and the obligation of the Bank to make its initial Loan or issue the first Letter of Credit hereunder is subject to the condition precedent that the Bank shall have received, in form and substance satisfactory to the Bank and its counsel, the following:

         (a) this Agreement and the Note, duly executed by the Company;

         (b) a Subsidiary Guaranty, duly executed by Object Design Security Corporation

         (c) a certificate of the Secretary or an Assistant Secretary of the Company and each Subsidiary with respect to resolutions of the Board of Directors authorizing the execution and delivery of each Credit Document to which it is a party and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement and the other Credit Documents, and providing specimen signatures of such officers;

         (d) the certificate of incorporation of the Company and all amendments and supplements thereto, filed in the office of the Secretary of State of Delaware, each certified by said Secretary of State as being a true and correct copy thereof;

         (e) the Bylaws of the Company and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary as being a true and correct copy thereof;

         (f) a certificate of the Secretary of Delaware as to legal existence and good standing in such state and listing all documents on file in the office of said Secretary of State;

         (g) a certificate of good standing from the appropriate legal authority of each jurisdiction in which the Company is required to be qualified or licensed to do business including without limitation, Massachusetts;

         (h) an opinion addressed to it from Foley, Hoag, & Eliot LLP, counsel to the Company, substantially in the form of Exhibit H hereto;

         (i) executed Uniform Commercial Code financing statements covering the Collateral, and evidence of any other filing or document which may be necessary to create and perfect the security interest and liens granted by Section VII, as the Bank may reasonably require;

         (j) satisfactory evidence of the insurance required to be maintained pursuant to Section 5.3 and 7.2(f);

         (k) A landlord's waiver, in form and substance satisfactory to the Bank, for all premises leased by the Company and in which any of the Collateral may be located (except that no such waiver shall be required if the Company has used its best efforts to obtain such waiver and has been unable to do so);

         (l) Payment of the Closing Fee required under Section 2.4(a); and

         (m) such other documents, and completion of such other matters, as counsel for the Bank may deem necessary or appropriate.

         3.2. Conditions Precedent to all Loans and Letters of Credit. The obligation of the Bank to make each Loan or issue each Letter of Credit, including the initial Loan and Letter of Credit, is further subject to the following conditions:

         (a) timely receipt by the Bank of the Notice of Borrowing or Letter of Credit Application as provided in Section 2.2;

         (b) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Letter of Credit Application and on the effective date of the making of each Loan or issuance of each Letter of Credit as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

         (c) the Bank shall have in its possession the most recent Borrowing Base Report required under the terms of Section 5.1(d);

         (d) the resolutions referred to in Section 3.1(c) shall remain in full force and effect; and

         (e) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Bank, would make it illegal or against the policy of any governmental agency or authority for the Bank to make Loans or issue Letters of Credit hereunder.

         The making of each Loan and issuance of each Letter of Credit shall be deemed to be a representation and warranty by the Company on the date of the making of such Loan or issuance of such Letter of Credit as to the accuracy of the facts referred to in subsection (b) of this Section 3.2.

                                   SECTION IV

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement and to extend credit hereunder, the Company represents and warrants to the Bank that:

         4.l. Organization and Qualification; Corporate/Trade Names; Chief Executive Office. (a) Each of the Company and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification except where such failure would not have a material adverse effect on the condition, business or prospects of the Company and its Subsidiaries, taken as a whole.

         (b) Except as otherwise disclosed to the Bank, during the five year period preceding the date of this Agreement the Company has not been known or done business as or used any name other than the name appearing on the first page hereof.

         (c) The address of the Company set forth on the first page hereof is the Company's chief executive office and the place where its business records are kept. The Company has not changed the location of its chief executive office within the five year period preceding the date of this Agreement, except that the Company changed its chief executive office from One New England Executive Park, Burlington, MA 10853 to its present location within such period. Except as disclosed to the Bank, all tangible Collateral other than Securities is located at such chief executive office.

         4.2. Corporate Authority. The execution, delivery and performance of each Credit Document and the transactions contemplated hereby and thereby are within the corporate power and authority of the Company and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of the Company, (b) contravene any provision of the charter documents or by-laws of the Company or any law, rule or regulation applicable to the Company, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Company, or
(d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Company.

         4.3. Valid Obligations. Each of the Credit Documents and all of their respective terms and provisions are the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         4.4. Consents or Approvals. The execution, delivery and performance of each Credit Document and the transactions contemplated herein and therein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party, except the filing of the Uniform Commercial Code financing statements referred to in Section 3.1(h) and the timely filing of continuation statements with respect to such financing statements.

         4.5. Title to Properties; Absence of Encumbrances. Each of the Company and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances or those Encumbrances disclosed in Exhibit C hereto, and, except as so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

         4.6. Financial Statements. The Company has furnished the Bank its consolidated balance sheet as of December 31, 1995 and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Coopers & Lybrand. The Company has also furnished the Bank its consolidated balance sheet as of June 30, 1996 and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal quarter then ended, certified by the principal financial officer of the Company but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of the operations of the Company and its Subsidiaries for such periods, except for interim statements that are prepared without footnotes. There are no liabilities, contingent or otherwise, not disclosed in such financial statements that involve a material amount.

         4.7. Changes. Since the date of the audited and certified financial statements referred to in Section 4.6, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Company or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse.

         4.8. Defaults. As of the date of this Agreement, no Default exists.

         4.9. Taxes. The Company and each Subsidiary have filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Company and each Subsidiary have been fully paid. The Company and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

         4.10. Litigation. Except as set forth on Exhibit D hereto, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Company's or any Subsidiary's officers, threatened, against the Company or any Subsidiary that, if adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of the Company or its Subsidiaries, or could otherwise have a material adverse effect on the assets, business or prospects of the Company or any Subsidiary.

         4.11. Use of Proceeds. No portion of any Loan or Letter of Credit is to be used for the "purpose of purchasing or carrying" any "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, l2 C.F.R. 22l and 224, as amended; and following the application of the proceeds of each Loan, the value of all "margin stock" of the Company will not exceed 25% of the value of the total assets of the Company that are subject to the restrictions set forth in Section 6.5 and 6.6.

         4.12. Subsidiaries. As of the date of this Agreement, all the Subsidiaries of the Company are listed on Exhibit E hereto. The Company or a Subsidiary of the Company is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

                                    -xxiii-

         4.13. Investment Company Act. Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

         4.14. Compliance with ERISA. The Company and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

         4.15. Environmental Matters. The Company and each of its Subsidiaries are in compliance, in all material respects, with all Environmental Laws in all jurisdictions in which the Company or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of any Hazardous Materials or other wastes, accepts or has accepted for transport any Hazardous Materials or other wastes or holds or has held any interest in real property or otherwise. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Company or any of its Subsidiaries, any real property in which the Company or any such Subsidiary holds or, to the Company's knowledge, has held, an interest or any past or present operation of the Company or any such Subsidiary. Neither the Company nor any of its Subsidiaries (i) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials or other wastes into the environment, (ii) has received any notice of any Hazardous Materials or other wastes in or upon any of its properties in violation of any Environmental Laws, or (iii) knows of any basis for any such investigation, notice or violation, except as disclosed to the Bank on Exhibit D, and as to such matters disclosed on such Exhibit, none will have a material adverse effect on the financial condition, business, operations or prospects of the Company or the Company and its Subsidiaries on a consolidated basis.

         4.16. Security Interest. (a) The Company is the sole legal and equitable owner of the Collateral, holds good title to the same free and clear of all liens, charges, encumbrances and security interests or rights of others of every kind and nature whatsoever except for the security interests granted hereunder to the Bank and any Permitted Encumbrances, and has good right and legal authority to assign, deliver, and/or create a security interest in the Collateral in the manner hereby provided or contemplated. The Collateral is genuine and is what it purports to be. The Collateral is not subject to any restriction on transfer contained in any agreement to which the Company is a party or by which the Company is bound which would prohibit or restrict the assignment, delivery or creation of a security interest in the Collateral hereunder except property subject to a capitalized lease. Schedule II contains a complete and accurate listing and description of all trademarks, service marks, tradenames, trade styles, patents, patent applications, copyrights and trade secrets owned by, licensed to or utilized by the Company in the course of its business.

         (b) This Agreement constitutes a valid and continuing first lien on and first perfected security interest in favor of the Bank in the Collateral (except, Securities which are not Scheduled Securities and motor vehicles and General Intangibles in which a security interest may not be perfected by filing under the Uniform Commercial Code, in the Copyright Office or in the Patent and Trademark Office), prior to all other liens, encumbrances, security interests and rights of others (except for Permitted Encumbrances), and is enforceable as such against creditors of the Company, any owner of the real property where any of the Equipment is located, any purchaser of such real property and any present or future creditor obtaining a lien on such real property. No financing statement under the Uniform Commercial Code of any state or other instrument evidencing a lien which names the Company as debtor (other than those with respect to Permitted Encumbrances or those that have been terminated) is on file and the Company has not signed any such document or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument. No instruments or documents are on file in the United States Patent and Trademark Office or the United States Copyright Office evidencing a lien which names the Company as debtor or licensor or purports to create or perfect a lien on or convey an interest in any of the property of the Company (other than those with respect to Permitted Encumbrances or those that have been terminated).

                                    SECTION V

                              AFFIRMATIVE COVENANTS

         So long as the Bank has any commitment to extend credit hereunder or any Loan, Letter of Credit or other Obligation remains outstanding, the Company covenants as follows:

         5.1. Financial Statements and other Reporting Requirements. The Company shall furnish to the Bank:

         (a) (i) as soon as available to the Company, but in any event within 90 days after the end of each of its fiscal years, its consolidated and consolidating balance sheet as of the end of, and the related consolidated and consolidating statements of income, changes in stockholders' equity and cash flow for, such year (iAnnual Statementsi), audited and certified by Coopers & Lybrand (or other independent certified public accountants acceptable to the Bank) in the case of such consolidated statements, and certified by the chief financial officer in the case of such consolidating statements; and, concurrently with such financial statements, a copy of said certified public accountants' management report;

         (b) as soon as available to the Company, but in any event within 45 days after the end of each of its fiscal quarters, its consolidated and consolidating balance sheet as of the end of, and the related consolidated and consolidating statements of income and cash flow for, the period then ended, certified by the principal financial officer of the Company but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

         (c) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a Compliance Report in substantially the form of Exhibit F hereto signed on behalf of the Company by its chief financial officer;

         (d) as soon as available to the Company, but in any event within 30 days of the end of each month (1) a consolidated balance sheet as of the end of such month and a related consolidated statement of income and cash flow for the period then ended, certified by the principal financial officer of the Company but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount, and (2) a Borrowing Base Report signed on behalf of the Company by its chief financial officer;

         (e) promptly after the receipt thereof by the Company, copies of any reports submitted to the Company by independent public accountants in connection with any interim review of the accounts of the Company made by such accountants;

         (f) promptly after the same are available, copies of all proxy statements, financial statements and reports as the Company shall send to its stockholders or as the Company may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over the Company or its Subsidiaries;

         (g) if and when the Company gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

         (h) immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

         (i) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Company or any of its Subsidiaries of which it has notice, the outcome of which would or be likely to have a materially adverse effect on the assets, business or prospects of the Company and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

         (j) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Company or any of its

Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto; and

         (k) from time to time, such other financial data and information about the Company or its Subsidiaries as the Bank may reasonably request.

         5.2. Conduct of Business. Each of the Company and its Subsidiaries shall:

         (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business except where such failure would not have a material adverse effect on the conditions, business or prospects of the Company and its Subsidiaries, taken as a whole.

         (b) maintain the corporate existence of the Company and each Significant Subsidiary; and

         (c) remain engaged substantially in developing and producing software.

         5.3. Maintenance and Insurance. Each of the Company and its Subsidiaries shall maintain its properties in good repair, working order and condition as required for the normal conduct of its business. Each of the Company and its Subsidiaries shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Company in the exercise of their reasonable judgment deem to be adequate. In the event of failure to provide and maintain insurance as herein provided, the Bank may, at its option, provide such insurance and charge the amount thereof to the account of the Company or any of its Subsidiaries with the Bank. The Company shall furnish to the Bank certificates evidencing compliance with the foregoing insurance provisions.

         5.4. Taxes. The Company shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles if no lien shall have been filed to secure such tax, assessment or charge.

         5.5. Inspection by the Bank. The Company shall permit the Bank or its designees, at any reasonable time and at reasonable intervals of time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit

                                    -xxvii-
and inspect the properties of the Company and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of the Company and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with their appropriate officers, employees and accountants.

         5.6. Maintenance of Books and Records. Each of the Company and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with generally accepted accounting principles consistently applied and applicable law.

         5.7. Quick Ratio. The Company shall maintain Consolidated Quick Assets, determined as of the end of each fiscal quarter, equal to at least 225% of the total (without duplication) of Consolidated Current Liabilities, the aggregate face amount of outstanding Letters of Credit and outstanding long-term debt (iConsolidated Liabilitiesi) for each fiscal quarter ending after the date of this Agreement.

         5.8. Consolidated Total Liabilities to Consolidated Tangible Net Worth Ratio. The Company shall at all times maintain a ratio of Consolidated Total Liabilities (excluding deferred federal and state income taxes) to Consolidated Tangible Net Worth of not greater than 2.3:1.0.

         5.9. Profitability. The Company shall earn consolidated net income of at least $1.00 in every fiscal quarter.

         5.10. Operating Accounts. The Company will maintain its principal operating accounts with the Bank.

         5.11. Subsidiaries. Immediately following the creation of any Subsidiary of the Company following the date hereof, or the acquisition of any corporation by the Company or any Subsidiary thereof pursuant to which such corporation becomes a direct or indirect Subsidiary of the Company, or promptly upon the request of the Bank with regard to any Subsidiary listed on Exhibit E which has not previously executed and delivered a Subsidiary Guaranty, the Company (a) shall cause such Subsidiary to become a party to a Subsidiary Guaranty or to execute and deliver such other guaranties, in form and substance satisfactory to the Bank, guaranteeing payment of the Obligations, and (b) notify the Bank in writing of the creation or acquisition of such Subsidiary. The Company shall, and shall cause the appropriate Subsidiaries of the Company to, promptly (i) execute and deliver to the Bank such number of copies as the Bank may specify of documents creating such guaranties, and (ii) deliver such legal opinions, certificates, evidences of corporate action or other documents as the Bank may reasonably request (in light of states of fact and applicable law existing at such time) all in form and substance reasonably satisfactory to the Bank, relating to the satisfaction of the Companyis obligations under this
Section 5.11. The requirements of this Section 5.11 shall be in addition to any applicable restrictions or requirements imposed by Section 6.10 regarding Investments.

                                    -xxviii-

         5.12. Further Assurances. At any time and from time to time the Company shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank to effect the purposes of each of the Credit Documents.

                                   SECTION VI

                               NEGATIVE COVENANTS

         So long as the Bank has any commitment to extend credit hereunder or any Loan, Letter of Credit or other Obligation remains outstanding, the Company covenants as follows:

         6.1. Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur, assume or be or remain liable with respect to any Indebtedness other than the Contingent Liabilities described in Section 6.2 below and the following:

         (a) Indebtedness of the Company or any of its Subsidiaries to the Bank or any of its affiliates;

         (b) Indebtedness existing as of the date of this Agreement and disclosed on Exhibit C hereto or in the financial statements referred to in
Section 4.6;

         (c) Indebtedness of the Company secured by Permitted Encumbrances in respect of any purchase money obligations for tangible property used in its business, in amounts not exceeding in the aggregate at any time $50,000;

         (d) capitalized lease obligations of the Company in amounts not exceeding in the aggregate at any time $400,000;

         (e) other Indebtedness of the Company not exceeding in the aggregate outstanding principal amount at any time $50,000; and

         (f) trade accounts payable and accrued expenses.

         6.2. Contingent Liabilities. Neither the Company nor any of its Subsidiaries shall create, incur, assume, or remain liable with respect to any Guarantees other than the following:

         (a) Guarantees in favor of the Bank or any of its affiliates;

         (b) Guarantees existing on the date of this Agreement and disclosed on Exhibit C hereto or in the financial statements referred to in Section 4.6;

         (c) Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

         (d) Guarantees with respect to surety, appeal performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding in the aggregate at any time $50,000;

         (e) Guarantees of normal trade debt relating to the acquisition of goods and supplies; and

         (f) Guarantees for products and/or services contained in licensing, maintenance and/or professional services agreements in the ordinary course of business.

         6.3. Leases. Neither the Company nor any of its Subsidiaries shall during any fiscal year enter into any leases of real or personal property as lessee, except for capital leases or leases providing for payments in any one fiscal year (whether or not such payments are termed rent) in the aggregate of less than $1,200,000.

         6.4. Sale and Leaseback. Neither the Company nor any of its Subsidiaries shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Company or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

         6.5. Encumbrances. Neither the Company nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):

         (a) Encumbrances in favor of the Bank or any of its affiliates;

         (b) Encumbrances existing as of the date of this Agreement and disclosed in Exhibit C hereto;

         (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

         (d) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

         (e) judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

         (f) rights of lessors under capitalized leases permitted by Section 6.1(d);

         (g) Encumbrances securing Indebtedness permitted by Section 6.1(c), provided that any such Encumbrances shall not extend to property and assets of the Company or any such Subsidiary not financed by such a purchase money obligation;

         (h) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business; and

         (i) Encumbrances on its property or assets created in connection with the refinancing of Indebtedness secured by Permitted Encumbrances on such property, provided that the amount of Indebtedness secured by any such Encumbrance shall not be increased as a result of such refinancing and no such Encumbrance shall extend to property and assets of the Company or any such Subsidiary not encumbered prior to any such refinancing.

         6.6. Merger; Consolidation; Sale or Lease of Assets. Neither the Company nor any of its Subsidiaries shall sell, lease or otherwise dispose of assets or properties (valued at the lower of cost or market), other than sales of inventory in the ordinary course of business or the disposition of damaged and/or obsolete equipment, in the aggregate in excess of 10% of Consolidated Tangible Net Worth in any fiscal year; or liquidate, merge or consolidate into or with any other person or entity, provided that any Subsidiary of the Company may merge or consolidate into or with (i) the Company if no Default has occurred and is continuing or would result from such merger and if the Company is the surviving company, or (ii) any other wholly-owned Subsidiary of the Company.

         6.7. Additional Stock Issuance. The Company shall not permit any of its Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto other than to the Company. Neither the Company nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except (i) to the Company or any of its wholly-owned Subsidiaries, or (ii) in connection with a transaction permitted by Section 6.6.

         6.8. Equity Distributions. The Company shall not pay any dividends on any class of its capital stock or make any other distribution or payment on account of or in redemption, retirement or purchase of such capital stock; provided that this Section shall not apply to (i) the issuance, delivery or distribution by the Company of shares of its common stock pro rata to its existing shareholders and (ii) the purchase or redemption by the Company of its capital stock with the proceeds of the issuance of additional shares of capital stock.

         6.9. Capital Expenditures. Neither the Company nor any of its Subsidiaries shall purchase or agree to purchase, or incur any obligations (including that portion of the obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of the Company and its Subsidiaries) for, any equipment or other property constituting fixed assets in any fiscal year in excess of $2,000,000 in any one fiscal year.

         6.10. Investments. Neither the Company nor any of its Subsidiaries shall make or maintain any Investments other than (i) existing Investments in Subsidiaries and (ii) Qualified Investments, provided, however, that the Company may, subject to Section 5.11, make investments in new Subsidiaries if the consideration paid by the Company consists entirely of capital stock of the Company and no Default or Event of Default exists at the time of such investment or would exist immediately thereafter.

         6.11. ERISA. Neither the Company nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to Section 4068 of ERISA.

                                   SECTION VII

                               SECURITY AGREEMENT

         7.1. Creation of Security Interest. To secure the payment and performance in full of the Obligations, the Company hereby assigns and pledges to the Bank all of its rights, title and interest in, and grants to the Bank a continuing security interest in, all personal property of the Company, including without limitation all Accounts, Inventory, Equipment, Securities and General Intangibles of the Company, whether now owned or existing or hereafter arising or acquired; together with all goods, instruments, documents of title, policies and certificates of insurance, securities, chattel paper, deposits, cash or other property owned by the Company or in which the Company has an interest that are now or may hereafter be in the possession, custody or

                                    -xxxii-
control of the Bank or its assigns for any purpose; and any and all additions, substitutions, replacements and accessions thereto; and all Proceeds and products of any of the foregoing (collectively, the "Collateral").

         7.2. Covenants Pertaining to Collateral.  The Company covenants that:

         (a) Sales and Further Encumbrances. The Company will not sell, grant, assign or transfer any interest in, or permit to exist any Encumbrance on, any of the Collateral other than in favor of the Bank or its affiliates except for
(i) sales of Inventory or grants of licenses and other rights in the ordinary course of the Company's business for cash or on open account and on terms of payment ordinarily extended to its customers; (ii) so long as no Event of Default hereunder has occurred and is continuing, (a) sales of Securities, other than Securities representing ownership of its Subsidiaries, if such sales are made on fair and reasonable terms in arms-length transactions, or (b) dispositions of Equipment, other than Equipment that has become worn out or obsolete or that has been replaced by other Equipment; or (iii) as otherwise permitted by the Bank in writing or included in this Agreement. The Company shall defend its title to and the Bank's interest in the Collateral against all claims and take any action necessary to remove any Encumbrances other than those permitted hereunder and defend the right, title and interest of the Bank in and to any of the Company's rights in the Collateral.

         (b) Validity of Accounts. At any time any Account becomes subject to a security interest in favor of the Bank, such Account shall be a valid, legal and binding obligation of the party purported to be obligated thereon, enforceable in accordance with its terms and free of material setoffs, defenses or counterclaims.

         (c) Fixture Conflicts; Required Waivers. The Company shall ensure, to the extent not inconsistent with applicable law, that the Collateral shall remain personal property of the Company and shall not be deemed to be a fixture irrespective of the manner of its attachment to any real estate. The Company will deliver to the Bank such disclaimer, waiver, or other document as the Bank may request, executed by each person having an interest in such real estate.

         (d) Inspection and Verification of Collateral. The Company will at all reasonable times allow the Bank to examine, inspect or make extracts from or copies of the Company's books and records, inspect the Collateral and arrange for verification of Accounts constituting Collateral directly with the Company's accountants, the account debtors or by other methods.

         (e) Accounts: Collection and Delivery of Proceeds. The Company will diligently collect all of its Accounts constituting Collateral until the Bank exercises its rights to collect the Accounts pursuant to this Agreement. The Company shall, at the request of the Bank, notify account debtors that payment of Accounts is to be made directly to the Bank. The Company shall maintain a Lockbox under a Lockbox Agreement with the Bank or an affiliate of the Bank or, with the prior written consent of the Bank, will maintain an Agency Account with a financial

                                    -xxxiii-
institution or institutions satisfactory to the Bank under agreements satisfactory to the Bank, and will direct that all payments of Accounts or proceeds of Inventory constituting Collateral will be remitted to such Lockbox or Agency Account, with the collections to be remitted to the Bank on a daily basis for application to the Loans. Any proceeds of Accounts or Inventory constituting Collateral received by the Company, whether in the form of cash, checks, notes or other instruments, shall be held in trust for the Bank and the Company shall deliver said proceeds daily to the Bank, without commingling, in the identical form received (properly endorsed or assigned where required to enable the Bank to collect same).

         (f) Equipment and Inventory: Insurance. The Company will keep the Collateral insured at all times by insurance in such form and amounts as may be satisfactory to the Bank, and in any event (without specific request by the Bank) will insure the Collateral against physical hazard insurance on an "all risks" basis, including fire, theft, and, in the case of motor vehicles, collision. Such insurance shall be with insurance companies satisfactory to the Bank and shall be payable to the Bank as an additional insured and the Company, as their respective interests may appear. Such insurance shall provide for not less than 30 days' notice of cancellation, change in form or non-renewal to the Bank.. The Company shall insure the Collateral in amounts sufficient to prevent the application of any co-insurance provisions. The Company shall evidence its compliance with the foregoing by delivering a certificate with respect to each policy concurrently with the execution hereof, annually thereafter, and from time to time upon the request of the Bank.

         (g) Equipment and Inventory: Maintenance and Use, Payment of Taxes. The Company will keep the Collateral in good order and repair, will not use the same in violation of law or any policy of insurance thereon, and will pay promptly when due all taxes and assessments on the Collateral or on its use or operation.

         (h) General Intangibles: Registration, Maintenance of Copies. The Company will apply for, and pursue diligently applications for, registration of its ownership of the General Intangibles constituting Collateral and for which registration is appropriate in the Companyis reasonable discretion, and will use such other measures as are appropriate in the Companyis reasonable discretion to preserve its rights in its other General Intangibles constituting Collateral. The Company will, at the request of the Bank, retain off-site current copies of all materials created by or furnished to the Company on which is recorded then-current information about any computer programs or data bases that the Company has developed or otherwise has the right to use from time to time. Such materials include, without limitation, magnetic or other computer media on which object, source or other code is recorded or that are documentation of those computer programs or data bases, in the nature of listing printouts, narrative descriptions, flow diagrams and similar things. The Company will, at the request of the Bank, deliver a set of such copies to the Bank for safekeeping and retention or transfer in the event of foreclosure.

         (i) Securities: Voting, Dividends, Certificates, Options, etc. Until the occurrence of an Event of Default hereunder, the Company shall retain the right to vote any of the Securities

                                    -xxxiv-
constituting Collateral in a manner not inconsistent with the terms of this Agreement. If the Company, as registered holder of Securities issued by any Subsidiary, receives (i) any dividend or other distribution in cash or other property in connection with the liquidation or dissolution of the issuer of such Securities, or in connection with the redemption or payment of such Securities, or (ii) any stock certificate, option or right, or other distribution, whether as an addition to, in substitution of, or in exchange for, such Securities, or otherwise, the Company agrees to accept same in trust for the Bank and to deliver same forthwith to the Bank or its designee, in the exact form received, with the Company's endorsement or reassignment when necessary, to be held by the Bank as Collateral.

         (j) Securities: Delivery or Registration. Upon request of the Bank, the Company will (i) deliver all of its Securities constituting Collateral and represented by certificates, including without limitation all stock of its Subsidiaries, to the Bank to hold pursuant to the terms of this Agreement, and
(ii) register in the name of the Bank or its designee any uncertificated Security constituting Collateral or the Bank's security interest therein on the books maintained by or on behalf of the issuer thereof or the depository therefor.

         (k) Changes. The Company will not change its name, identity or organizational structure or chief executive office or place where its business records are kept, or move any tangible Collateral (other than Securities) to a location other than those set forth on Schedule I hereto, or merge into or consolidate with any other entity, unless the Company shall have given the Bank at least 10 days' prior written notice thereof and shall have delivered to the Bank such new Uniform Commercial Code financing statements or other documentation as may be necessary or required by the Bank to ensure the continued perfection and priority of the security interests granted by this Agreement.

         (l) Further Assurances. (i) Upon the written request of the Bank, and at the sole expense of the Company, the Company will promptly execute and deliver such further instruments and documents and take such further actions as the Bank may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing of any financing statement under the Uniform Commercial Code, execution and delivery of assignments of General Intangibles, delivery of appropriate stock or bond powers, transfer of Collateral (other than Inventory, Accounts and Equipment) to the Bank's possession. The Company authorizes the Bank to file any such financing statement without the signature of the Company to the extent permitted by applicable law, and to file a copy of this Agreement in lieu of a financing statement. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately delivered to the Bank, duly endorsed in a manner satisfactory to it.

                  (ii) If the Company has or obtains an ownership interest in any patent or patent application that is not identified on Schedule II on the date hereof, or any trademark, service mark, trademark or service mark registration, or application for trademark or service mark registration that is not on Schedule II on the date hereof, or any copyright or copyright application that is not identified on Schedule II on the date hereof: (i) the provisions of this Agreement shall automatically apply to such patent, patent application, trademark, service mark, trademark or service mark registration, application for trademark or service mark registration, or copyright or copyright application, and such patent, patent application, trademark, service mark, trademark or service mark registration, application for trademark or service mark registration or copyright or copyright application, shall automatically become part of the Collateral; and (ii) the Company shall (A) within 60 days after acquiring or becoming aware of such ownership interest, deliver to the Bank for attachment hereto revised schedules to this Agreement reflecting all such additional Collateral and (B) to the extent requested by the Bank, prepare, execute and file in the United States Patent and Trademark Office, the United States Copyright Office, or if appropriate in the equivalent agencies in any other countries, all documents that are known by the Company to be necessary or that the Bank reasonably requests in order to perfect the interest of the Bank in any such Collateral.

                  (iii) The Company agrees to do each of the following, except to the extent not necessary in its reasonable business judgment to the continuing operations of the Company and provided that the failure to do the following would not be reasonably likely to have a material adverse effect on the business prospects or condition of the Company: (i) to take all necessary steps in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof or in any court, to maintain each material patent, registered trademark, service mark, trademark or service mark registration, copyright and license agreement, and to pursue each patent application or application for trademark or service mark registration or copyright application now or hereafter included in the Collateral, including the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition and infringement proceedings; and (ii) to take corresponding steps with respect to material unpatented inventions on which the Company is now or hereafter becomes entitled to seek patent protection; and with respect to each new or other material trademark, service mark, trademark or service mark registration, or material application for trademark or service mark registration or license agreement to which the Company is now or later becomes entitled.

                  (iv) The Company agrees to notify the Bank promptly and in writing if it learns (i) that any material patent, trademark or copyright collateral may become abandoned or dedicated or (ii) of any adverse determination or any adverse development (including without limitation the institution of any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or the equivalent agencies in any other country or any court) regarding any material patent, trademark or copyright collateral.

                  (v) The Company shall continue to use reasonable and proper statutory notice in connection with its use of each registered trademark, service mark or copyright.

                                    -xxxvi-

         7.3. Notices and Reports Pertaining to Collateral. The Company will:

         (a) promptly furnish to the Bank, from time to time upon request, reports with respect to the Collateral, in form and detail satisfactory to the Bank;

         (b) promptly notify the Bank of any Encumbrance asserted against the Collateral, including any attachment, levy, execution or other legal process levied against any of the Collateral, and of any information received by the Company relating to the Collateral, including the Accounts, the account debtors, or other persons obligated in connection therewith, that may in any way adversely affect the value of the Collateral or the rights and remedies of the Bank with respect thereto;

         (c) promptly notify the Bank when it obtains knowledge of actual or imminent bankruptcy or other insolvency proceeding of any account debtor or issuer of Securities;

         (d) deliver to the Bank, as the Bank may from time to time request, delivery receipts, customers' purchase orders, shipping instructions, bills of lading and any other evidence of shipping arrangements;

         (e) concurrently with the reports required to be furnished under subsection (a), and immediately if material in amount, notify the Bank of any return or adjustment, rejection, repossession, or loss or damage of or to merchandise represented by Accounts or constituting Inventory and of any credit, adjustment or dispute arising in connection with the goods or services represented by Accounts or constituting Inventory; and

         (f) promptly after the application by the Company for registration of any General Intangibles, as contemplated in Section 7.2(h), notify the Bank thereof.

The Company authorizes the Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to the Bank in connection with the transactions contemplated herein at any time subsequent to 12 months from the time such items are delivered to the Bank.

         7.4. Bank's Rights with respect to Collateral. The Bank may, at its option and at any time after the occurrence and during the continuance of an Event of Default, whether or not the Obligations are due, without notice or demand on the Company, take the following actions with respect to the
Collateral:

         (a) with respect to any Accounts (i) notify account debtors of the security interest of the Bank in such Accounts and that payment thereof is to be made directly to the Bank; (ii) demand, collect, and receipt for any amounts relating thereto, as the Bank may determine; (iii) commence and prosecute any actions in any court for the purposes of collecting any such

                                    -xxxvii-

Accounts and enforcing any other rights in respect thereof; (iv) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Bank may deem appropriate; (v) receive, open and dispose of mail addressed to the Company and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of the Company; and (vi) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Bank were the absolute owner thereof for all purposes;

         (b) with respect to any Equipment and Inventory (i) make, adjust and settle claims under any insurance policy related thereto and place and pay for appropriate insurance thereon; (ii) discharge taxes and other Encumbrances at any time levied or placed thereon; (iii) make repairs or provide maintenance with respect thereto; and (iv) pay any necessary filing fees and any taxes arising as a consequence of any such filing. The Bank shall have no obligation to make any such expenditures nor shall the making thereof relieve the Company of its obligation to make such expenditures; and

         (c) with respect to any Securities (i) transfer them at any time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to any matured Obligations; and (ii) demand, sue for, collect or make any compromise or settlement it deems desirable.

Except as otherwise provided herein, the Bank shall have no duty as to the collection or protection of the Collateral nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral in its possession.

         7.5. Bank's Rights and Remedies.

         (a) So long as any Event of Default shall have occurred and is continuing:

         (i) the Bank may, at its option, without notice or demand, cause all of the Obligations to become immediately due and payable and take immediate possession of the Collateral, and for that purpose the Bank may, so far as the Company can give authority therefor, enter upon any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of the Bank;

         (ii) the Company will, upon demand, assemble the Collateral and make it available to the Bank at a place and time designated by the Bank that is reasonably convenient to both parties;

                                   -xxxviii-

         (iii) the Bank may collect and receive all income and proceeds in respect of the Collateral and exercise all rights of the Company with respect thereto, including without limitation the right to exercise all voting and corporate rights at any meeting of the shareholders of the issuer of any Securities and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Securities as if the Bank were the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, all without liability except to account for property actually received (but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing);

         (iv) the Bank may sell, lease or otherwise dispose of the Collateral at a public or private sale, with or without having the Collateral at the place of sale, and upon such terms and in such manner as the Bank may determine, and the Bank may purchase any Collateral at any such sale. Unless the Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, the Bank shall send to the Company prior written notice (which, if given within five days of any sale, shall be deemed to be reasonable) of the time and place of any public sale of the Collateral or of the time after which any private sale or other disposition thereof is to be made. The Company agrees that upon any such sale the Collateral shall be held by the purchaser free from all claims or rights of every kind and nature, including any equity of redemption or similar rights, and all such equity of redemption and similar rights are hereby expressly waived and released by the Company. In the event any consent, approval or authorization of any governmental agency is necessary to effectuate any such sale, the Company shall execute all applications or other instruments as may be required; and

         (v) in any jurisdiction where the enforcement of its rights hereunder is sought, the Bank shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code.

         (b) Prior to any disposition of Collateral pursuant to this Agreement the Bank may, at its option, cause any of the Collateral to be repaired or reconditioned (but not upgraded unless mutually agreed) in such manner and to such extent as to make it salable.

         (c) The Bank is hereby granted a license or other right to use, without charge, the Company's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, relating to the Collateral, in completing production of, advertising for sale and selling any Collateral; and the Company's rights under all licenses and all franchise agreements shall inure to the Bank's benefit.

         (d) The Company recognizes that the Bank may be unable to effect a public sale of all or a part of the Securities by reason of certain prohibitions contained in the Securities Act of 1933 (as amended from time to time, the "Securities Act") or the securities laws of various states (the "Blue Sky Laws"), but may be compelled to resort to one or more private sales to a restricted

                                    -xxxix-
group of purchasers who will be obliged to agree, among other things, to acquire the Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if the Securities were sold at public sales. The Company agrees that the Bank has no obligation to delay sale of any of the Securities for the period of time necessary to permit the Securities to be registered for public sale under the Securities Act or the Blue Sky Laws, and that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         (e) The Bank shall be entitled to retain and to apply the proceeds of any disposition of the Collateral, first, to its reasonable expenses of retaking, holding, protecting and maintaining, and preparing for disposition and disposing of, the Collateral, including attorneys' fees and other legal expenses incurred by it in connection therewith; and second, to the payment of the Obligations in such order of priority as the Bank shall determine. Any surplus remaining after such application shall be paid to the Company or to whomever may be legally entitled thereto, provided that in no event shall the Company be credited with any part of the proceeds of the disposition of the Collateral until such proceeds shall have been received in cash by the Bank. The Company shall remain liable for any deficiency.

         7.6. Waivers. The Company waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to the Company under this Agreement or any other document evidencing the Obligations. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Bank may deem advisable. The Bank may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Obligations.

                                      -xl-

                                  SECTION VIII

                                    DEFAULTS

         8.1. Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

         (a) the Company shall fail to pay (i) any amount of principal of any Loans or any reimbursement obligation arising under any Letter of Credit when due, or (ii) any amount of interest thereon or any fees, commissions or expenses payable hereunder or under the Note, any Letter of Credit Application or Letter of Credit issued thereunder within five days of the due date therefor; or

         (b) The Company shall fail to perform any term, covenant or agreement contained in Sections 5.1(g), 5.5, 5.7, 5.8, 5.9, or Sections VI or VII; or

         (c) the Company shall fail to perform any covenant contained in Sections 5.1(f), 5.1(h), 5.1(i) or 5.2, and such failure shall continue for 30 days; or

         (d) the Company shall fail to perform any term, covenant or agreement (other than in respect of subsections 8.1(a) through (c) hereof) contained in this Agreement and such default shall continue for 30 days after notice thereof has been sent to the Company by the Bank; or

         (e) any representation or warranty of the Company made in this Agreement or in the Note or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

         (f) there shall occur any material adverse change in the assets, liabilities, financial condition, business or prospects of the Company and its Subsidiaries, taken as a whole, as determined by the Bank acting in good faith; or

         (g) the Company or any of its Significant Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations in excess of $250,000 in the aggregate for borrowed monies or advances, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such obligations to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

         (h) the Company or any of its Significant Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying

                                     -xli-
its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

         (i) a proceeding or case shall be commenced, without the application or consent of the Company or any of its Significant Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Company or such Significant Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Company or any of its Significant Subsidiaries similar to any of the foregoing shall be taken with respect to the Company or such Significant Subsidiary and shall continue unstayed and in effect for any period of 30 days; or

         (j) a judgment or order for the payment of money shall be entered against the Company or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Company or such Subsidiary, that in the aggregate exceeds $50,000 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

         (k) the Company or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000 that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Company and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

         (l) loss, theft or substantial damage of or to a substantial part of the Collateral, or the issuance of an injunction against the Company affecting any material portion of the Collateral; or

                                     -xlii-
default under any instrument constituting, or under any agreement
(including without limitation any insurance policy) relating to, any Collateral; or at any time the Bank, exercising reasonable judgment, shall deem the Collateral inadequate or unsafe or in danger of misuse unless said condition is corrected within 30 days after receipt of written notice from the Bank.

         8.2. Remedies. Upon the occurrence of an Event of Default described in subsections 8.1(h) and (i), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's declaration:

         (a) the Bank's commitment to make any further Loans or issue Letters of Credit hereunder shall terminate;

         (b) the unpaid principal amount of the Loans together with accrued interest and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived;

         (c) the Bank may demand that the Company deposit and maintain in a special interest-bearing cash collateral account at the Bank cash in an amount sufficient to pay at all times the amount of all outstanding Letters of Credit and all fees and commissions with respect thereto, and the Company shall have no control over the funds so deposited; and

         (d) the Bank may exercise any and all rights it has under this Agreement, the Note, the Letter of Credit Applications and Letters of Credit issued thereunder or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding.

                                   SECTION IX

                                  MISCELLANEOUS

         9.1. Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by telex, answerback received, or electronic facsimile transmission, or when delivered to the telegraph company or overnight courier, addressed to such party at its address indicated below:

         If to the Company, at

                  25 Mall Road
                  Burlington, MA 01803


                                    -xliii-

                  Attention:Lacey Brandt
                  Facsimile: 617-674-5415

         If to the Bank, at

                  THE FIRST NATIONAL BANK OF BOSTON 100 Federal Street Boston, Massachusetts 02110
                  Attention:  Daniel G. Head, Jr., Mail Stop 01-08-04
                  Facsimile:  617-434-0819

or at any other address specified by such party in writing.

         9.2. Expenses. The Company will pay on demand all expenses of the Bank in connection with the preparation, waiver or amendment of any of the Credit Documents or other documents executed in connection therewith, or the administration, default or collection of the Loans, Letters of Credit or other Obligations or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

         9.3. Set-Off. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Bank or any of its branch offices to the Company may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Company or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Bank against any and all obligations of the Company to the Bank or any of its affiliates in such manner as the head office of the Bank or any of its branch offices in their sole discretion may determine, and the Company hereby grants the Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

         9.4. Term of Agreement. This Agreement shall continue in full force and effect so long as the Bank has any commitment to make Loans or issue Letters of Credit hereunder or any Loan, Letter of Credit or any other Obligation shall be outstanding.

         9.5. No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Note, the Letter of Credit Applications and the Letters of Credit issued thereunder or under any other documents or agreements executed in connection herewith

                                     -xliv-
shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein, in the Note and in the Letter of Credit Applications and the Letters of Credit issued thereunder are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

         9.6. Governing Law. Each of the Credit Documents shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

         9.7. Amendments. Neither this Agreement nor the Note, any Letter of Credit Application or any Letter of Credit issued thereunder nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Bank and, in the case of amendments, by the Company.

         9.8. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns; provided that the Company may not assign or transfer its rights or obligations hereunder. Provided that the Bank retains a majority interest and administrative responsibilities, the Bank may sell or transfer its interests, or grant participations, herein or in the Note or any Letter of Credit without the prior written consent of the Company, and the Company agrees that any transferee or participant shall be entitled to the benefits of Sections
2.8 and 9.3 to the same extent as if such transferee or participant were the Bank hereunder; provided that notwithstanding any such transfer or participation, the Company may, for all purposes of this Agreement, treat the Bank as the person entitled to exercise all rights hereunder and under the other Credit Documents and to receive all payments with respect thereto.

         9.9. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

         9.10. Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

         9.11. Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

         9.12 Confidentiality. Any non-public information that the Bank receives, either through reporting by the Company or through its own inspection and/or requests pursuant to this Agreement, shall be considered as confidential (iConfidential Informationi). The Bank agrees to hold such Confidential Information in confidence both during the term of this Agreement and for

                                     -xlv-
a period of one (1) year after termination of this Agreement. Except as expressly described below, the Bank agrees not to make Confidential Information available in any form to any third party, to limit its access to employees who need to know such Confidential Information, or to use such Confidential Information for any purpose other than in connection with its present or prospective business relations with the Company. In handling such Confidential Information the Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types, except that disclosure of such information may be made (i) to the subsidiaries or affiliates of the Bank in connection with their present or prospective business relations with the Company, provided that they agree to be bound by the confidentiality terms and conditions contained herein (ii) to prospective transferees or purchasers of an interest in the Loans, provided that they agree in writing to be bound by the confidentiality terms and conditions contained herein (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Bank.

         9.13. WAIVER OF JURY TRIAL. THE BANK AND THE COMPANY AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE COMPANY, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE COMPANY HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         9.14. Entire Agreement. This Agreement, the Note and the documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                               OBJECT DESIGN, INC.

                                By___________________________________
                                Title:

                                THE FIRST NATIONAL BANK OF BOSTON


                                     -xlvi-

                                By___________________________________
                                Title:


                                     -xlvii-

                                                                       EXHIBIT A

                               OBJECT DESIGN, INC.

                                 PROMISSORY NOTE

                                                           December 17, 1996

$2,000,000                                                 Boston, Massachusetts


         For value received, the undersigned hereby promises to pay to THE FIRST NATIONAL BANK OF BOSTON (the "Bank"), or order, at the head office of the Bank at 100 Federal Street, Boston, Massachusetts 02110, the principal amount of TWO MILLION Dollars ($2,000,000) or such lesser amount as shall equal the principal amount outstanding hereunder on, September 30, 1997 (the "Revolving Credit Termination Date") in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, at a rate per annum which shall at all times equal the Base Rate plus the Applicable Margin, as defined in the Agreement (hereafter defined). Interest shall be payable in arrears on the first day of each month beginning on the first such date after the date hereof and when the principal balance hereof is due (whether at maturity, by reason of acceleration or otherwise). All principal remaining unpaid and any accrued but unpaid interest shall in any event be due and payable on September 30, 1997.

         The term "Base Rate" shall mean the greater of (i) the rate of interest announced from time to time by the Bank at its head office as its Base Rate and
(ii) the Federal Funds Effective Rate (as defined in the below-mentioned Agreement) plus one half of one percent (1/2%) (rounded upwards, if necessary, to the nearest one eighth of one percent (1/8%)). The rate of interest shall vary from time to time as the Base Rate varies, and any change in the rate of interest will become effective on the effective date of a change in the Base Rate. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

         Overdue payments of principal (whether at stated maturity, by acceleration or otherwise), and, to the extent permitted by law, overdue interest, shall bear interest, compounded daily and payable on demand in immediately available funds, at a rate per annum equal to four percent (4%) above the rate that would otherwise be applicable to principal hereunder.

         If a payment of principal or interest hereunder is not made within 10 days of its due date, the undersigned will also pay on demand a late payment charge equal to 5% of the amount of such payment. Nothing in the preceding sentence shall affect the Bank's rights to exercise any of its rights and remedies provided in the Agreement (as defined below) if an Event of Default (as defined in the Agreement) has occurred.

         This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Loan and Security Agreement dated as of December 17, 1996 by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

         As provided in the Agreement, this Note is secured by certain personal property of the undersigned and is subject to mandatory prepayment in certain circumstances.

         In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The undersigned may at its option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement.

         The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except for notices which are specifically required to be provided under the terms of the Agreement.

         This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).


                                    OBJECT DESIGN, INC.




                                     By:________________________________
                                     Title:

                                                                       EXHIBIT B

OBJECT DESIGN, INC.

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts 02110

         Attention:
         Re:  Loan and Security Agreement
              Dated as of            (the+"Agreement")

Gentlemen:

         Pursuant to Section 2.2 of the Agreement the undersigned hereby confirms its request made on ___________________, 19__ for a Loan in the amount of $_____________________ on ____________________, 199___.

         The representations and warranties contained or referred to in Section IV of the Agreement are true and accurate on and as of the effective date of the Loan as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and no Default has occurred and is continuing or will result from the Loan.


                               OBJECT DESIGN, INC.

                               ____________________________________
                               Title:


_________________________
Date

                                                                       EXHIBIT C

                               OBJECT DESIGN, INC.

                           INDEBTEDNESS; ENCUMBRANCES

1. Master Lease and Warrant Agreement by and between Object Design, Inc. and PacifiCorp Credit, Inc. d/b/a Pacific Venture Finance, Inc. covering a lease line of up to $900,000 of furniture and equipment and the issuance of a warrant to purchase 11,571 shares of the Company's Common Stock.

2. A Letter of Credit, collateralized by cash, issued by Fleet Bank in the amount of $150,000 for the benefit of Sanwa Leasing which will expire on June 16, 1997. This Letter of Credit to be replaced by a similar Letter of Credit from Bank of Boston prior to the closing of the transaction contemplated by this Agreement.

3. A Letter of Credit, collateralized by cash, issued by Fleet Bank in the amount of $600,000 for the benefit of Spaulding and Slye which will expire on December 1, 2001. This Letter of Credit to be replaced by a similar Letter of Credit from Bank of Boston prior to the closing of the transaction contemplated by this Agreement.

4. Security interest of and UCC-1 filed by Xerox Corporation on April 27, 1992 covering a Xerox 5065FIN copier together with any and all additions, substitutions, accessories or other or different equipment added to or replacing parto of the specified equipment, and all proceeds including, without limitation, all equipment and specified items of collateral which are acquired with any cash proceeds.

5. Security interest of and UCC-1 filed by Xerox Corporation on November 12, 1993 covering a Xerox 5385 copier together with any and all additions, substitutions, accessories or other or different equipment added to or replacing parto of the specified equipment, and all proceeds including, without limitation, all equipment and specified items of collateral which are acquired with any cash proceeds.

6. Security interest of and UCC-1s filed by BellSouth Financial Services Corporation on November 18, 1993 and January 24, 1994 respectively, covering a Meridian 1 Option 5 Telephone System and a Meridian 1 Option 11 Telephone System respectively, together with all replacements, parts, repairs, additions and accessories incorporated therein or affixed thereto.

7. Security interest of and UCC-1 filed by Silicon Valley Bank on April 27, 1992, as amended, covering all items of equipment specifically listed therein, all accessions to same and all proceeds (including insurance proceeds) thereof. UCC-3s terminating this security interest to be completed by the Closing.


UCC search results of the Massachusetts Secretary of State's Office:

       DOC. #          DESCRIPTION                               DATE


1.     088249          Original financing statement              4/27/92
                       Silicon Valley Bank, Secured Party

       171028          Amendment to original financing           7/1/93
                       statement #088249 (4/27/92)
                       Silicon Valley Bank, Secured Party

2.     088294          Original financing statement              4/27/92
                       Xerox Corporation, Secured Party


3.     197380          Original financing statement              11/12/93
                       Xerox Corporation, Secured Party

4.     198671          Original financing statement              11/18/93
                       BellSouth Financial Services
                       Corporation, Secured Party

5.     211786          Original financing statement              1/24/94
                       BellSouth Financial Services
                         Corporation, Secured Party

UCC search results of the Burlington Town Clerk's Office

       DOC. #          DESCRIPTION                               DATE


1.     290             Silicon Valley Bank                       7/7/92
                         Wellesley, MA  02181

                         Amendment                               filed 7/1/93

                                                                       EXHIBIT D

                               OBJECT DESIGN, INC.

                        LITIGATION; ENVIRONMENTAL MATTERS


                                      NONE

                                                                       EXHIBIT E

                               OBJECT DESIGN, INC.

                                  SUBSIDIARIES

All of the following subsidiaries are limited liability companies.

1.       Object Design Security Corporation
         One New England Executive Park
         Burlington, MA  01803

         (Note: Amendment to the Articles of Organization to be done changing the corporate address to 25 Mall Road, Burlington, MA 01803).

2.       Object Design (UK) Ltd.
         L'Avenir
         Opladen Way
         Bracknell, Berkshire  RG120PJ
         United Kingdom

3.       Object Design Software GmbH
         Kreuzberger Ring 64
         65205 Wiesbaden
         Germany

4.       Object Design France
         74 rue du Chateau
         92100 Boulogne
         France

5.       Object Design Japan Co., Ltd.
         818 Shuwa Kioicho Tbr Building
         5-7 Kojimachi
         Chiyoda-ku, Tokyo 102
         Japan

                                                                       EXHIBIT F

                               OBJECT DESIGN, INC.

                                COMPLIANCE REPORT

         OBJECT DESIGN, INC. (the "Company") HEREBY CERTIFIES that:

         This Report is furnished pursuant to Section 5.1(d) of the Loan and Security Agreement dated as of _____________________________ by and between the Company and The First National Bank of Boston (the "Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Agreement.

         As required by Section 5.1(a) and (b) of the Agreement, consolidated financial statements of the Company and its Subsidiaries for the [year/month/quarter] ended ________________, 19___ (the "Financial Statements") prepared in accordance with generally accepted accounting principles consistently applied accompany this Report. The Financial Statements present fairly the consolidated financial position of the Company and its Subsidiaries as at the date thereof and the consolidated results of operations of the Company and its Subsidiaries for the period covered thereby (subject only to normal recurring year-end adjustments and the omission of footnotes).

         The figures set forth in Schedule A for determining compliance by the Company with the financial covenants contained in the Agreement are true and complete as of the date hereof.

         The activities of the Company and its Subsidiaries during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer or by employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the Chief Financial Officer, and as of the date of this Report, no Default has occurred.*

         WITNESS my hand this ______________ day of ___________, 19______.

                               OBJECT DESIGN, INC.


                               By:________________________________
                               Title:

-----------------------
* If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Company has taken, is taking, or proposes to take with respect thereto.

                                                                      SCHEDULE A
                                                                          to
                                                                      EXHIBIT F+

                               FINANCIAL COVENANTS

Quick Ratio (Section 5.7)

REQUIRED:                                                     at least 225%

ACTUAL:

         (i)      Consolidated Quick Assets                   $+++++++++

         (ii)     Consolidated Liabilities                    $+++++++++


         (iii)    Line (i) divided by line (ii)               +++++:+1.00+

Ratio of Consolidated Total Liabilities to Consolidated
Tangible Net Worth (Section 5.8)+++++++++++++++++++

REQUIRED:                                   not greater than 2.3:+1.00+


ACTUAL:

         (i)      Consolidated Total Liabilities              $+++++++++
                  (excluding deferred taxes)

         (ii)     Consolidated Tangible Net Worth             $+++++++++


         (iii)    Line (i) divided by line (ii)               +++++:+1.00+


Profitability (Section 5.9)

REQUIRED:                                                     at least $1.00

ACTUAL:

         Consolidated net income                              $________


         WITNESS my hand this _________ day of __________, 19__.


                               OBJECT DESIGN, INC.


                               By:_______________________________
                               Title:

                                                                       EXHIBIT G

                               OBJECT DESIGN, INC.
                           BORROWING BASE CERTIFICATE

This Certificate is furnished pursuant to Section 5.1(d) of the Loan and Security Agreement dated as of ______________________, 19__ (the "Agreement") by and between OBJECT DESIGN, INC. (the "Company") and THE FIRST NATIONAL BANK OF BOSTON. Unless otherwise defined herein, the terms used in this Certificate have the meanings given to them in the Agreement. I am duly authorized to deliver this Certificate on behalf of the Company and hereby certify to the best of my knowledge after due inquiry that:

A.   The following numbers are correct as of the end of ______________ 19__:

     1.     Total Accounts Receivable                            $+++++++++

     2.     Amount of Line 1 consisting of Accounts:

            (i)      more than 30 days past due                  $+++++++++
                                                                  ---------

            (ii)     payable more than 90 days from invoice      $________

            (iii)    evidenced by chattel paper
                      or promissory note                         $+++++++++

            (iv)     due from employees or affiliates            $+++++++++

            (v)      due from non-U.S. debtors (uninsured)       $+++++++++
                     (other than Approved Foreign Customers)

            (vi)     due from governmental authorities           $+++++++++

            (vii)    due from debtor owing in the
                     aggregate in excess of 5%
                     of Borrower's total Eligible Accounts       $+++++++++

            (viii)   due from debtor with 20% or
                     more in face value of accounts
                     more than 60 days past due                  $+++++++++
                                                                  ---------

            (ix)     otherwise ineligible under
                     definition of Eligible Accounts
                     in Agreement                                $+++++++++

     Total of Line 2                                             $+++++++++
                                                                  ---------

     3.     Total Net Amount Eligible Accounts

            [Line (1) minus Line (2)]                            $+++++++++
                                                                  =========

     4.     80% of Line 3                                        $+++++++++
                                                                  =========




     9.     Total Borrowing Base Amount

            [Lesser of $2,000,000 or Line 4]                     $+++++++++
                                                                  =========


     10.    Loans and Letters of Credit Outstanding              ($+++++++++)
                                                                   ---------


     11.    Availability [Line 9 minus Line 10)]                 $+++++++++
                                                                  =========


     B.     No Default or Event of Default has occurred and is continuing.*

     WITNESS my hand this ____________ day of __________, 199_.


                                           ___________________________________

                                           By:____________________________
                                           Title:

---------------------
* Or modify with appropriate statement as to nature of any such event, the period of existence thereof and action taken, or proposed with respect thereto.

                                                                       EXHIBIT H

                    FORM OF OPINION OF COUNSEL TO THE COMPANY


                           ---------------------------

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts 02110

Attention:

         RE: Loan and Security Agreement dated as of _________________ by and between THE FIRST NATIONAL BANK OF BOSTON (the "Bank") and OBJECT DESIGN, INC. (the "Company")

Gentlemen:

         We have acted as counsel to OBJECT DESIGN, INC. (the "Company") in connection with the preparation, execution and delivery of the Loan and Security Agreement, dated as of ____________________________ (the "Agreement") between The First National Bank of Boston (the "Bank") and the Company pursuant to which the Company has executed and delivered to the Bank its Note in the principal amount of $_______________. All terms defined in the Agreement shall have the same meanings herein.

         We have examined executed counterparts of each of the Credit Documents and originals, or copies, the authenticity of which has been established to our satisfaction, of such other documents, corporate records, agreements and instruments and certificates of public officials and officers of the Company as we have deemed necessary as the basis for the opinions herein expressed. As to the questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company.

         Based on the foregoing and having regard for legal considerations as we have deemed relevant, it is our opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own its property and conduct its business as now conducted and is duly qualified and in good standing as a foreign corporation and duly authorized to do business in each jurisdiction wherein the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its business, financial condition, assets or properties taken as a whole.

         2. The execution and delivery of each of the Credit Documents and performance by the Company of its obligations thereunder and of the transactions contemplated thereby are within the corporate power and authority of the Company, and have been authorized by proper corporate proceedings and do not contravene any provision of law of the United States or its political subdivisions or the Certificate of Incorporation or By-Laws of the Company, or, to the best of our knowledge, contravene any provision of, or constitute an event of default or event which, with the lapse of time or the giving of notice, or both, would constitute an event of default under, any other agreement, instrument or undertaking binding on the Company.

         3. Each of the Credit Documents has been duly executed and delivered by the Company. We know of no reason why the choice of law provisions of each of the Credit Documents, which set forth Massachusetts law as the governing law, would not be enforced by the courts of the state of _____, as agreed upon by the parties. However, if the law of the state of _____ is deemed to be the governing law, in whole or part, each of the Credit Documents and all of the terms and provisions thereof are the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         4. The execution, delivery and performance of each of the Credit Documents and the transactions contemplated thereby do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party other than the filing of UCC-1 financing statements referred to in paragraph 10 below.

         5. Except as set forth on Exhibit D to the Agreement, there is no litigation, proceeding or investigation pending, or, to the best of our knowledge after due inquiry, threatened, against the Company or any Subsidiary which, if adversely determined, would result in a material judgment not substantially covered by insurance or would otherwise have a material adverse effect on the assets, business or prospects of the Company or any Subsidiary.

         6. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power to own its property and conduct its businesses as now conducted and is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its business, financial condition, assets or properties taken as a whole.

         7. As of the date of the Agreement, all the Subsidiaries of the Company are listed on Exhibit E thereto. The Company is the record holder of all of the issued and outstanding stock of each of its Subsidiaries. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

         8. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended.

         9. All state and local recording, franchise, stamp, documentary and other taxes and governmental charges and assessments required to be paid in connection with the execution, delivery, filing or recordation of, or as a condition to the enforcement of, each of the Credit Documents including, without limitation, the security interest grants contained therein and any of the transactions contemplated thereby, have been duly paid.

         10. Uniform Commercial Code Financing Statements naming the Bank as Secured Party and the Company as Debtor have been duly filed in ______________, as set forth in Schedule 1 hereto, these being the only places provided by the laws of the State of _____________________ for filing in order to perfect a security interest in the Collateral to the extent that such is subject to the ________________ Uniform Commercial Code. These financing statements, together with the Agreement, create in favor of the Bank a valid and perfected security interest in, and continuing lien on, the Collateral now owned or hereafter acquired by the Company, which is enforceable against the Company as security for the Obligations, whether now outstanding or hereafter incurred. Except as set forth in Schedule 1, there are no other financing statements on file in the offices listed thereon naming the Company as Debtor that were filed prior to the financing statements listed on Schedule 1.

                                   Very truly yours,

                                                                       EXHIBIT J

                                    GUARANTY

         GUARANTY, dated as of ___________________, l9___ by
___________________________________ (the "Guarantor"), in favor of THE FIRST
NATIONAL BANK OF BOSTON, a national banking association with its head office at l00 Federal Street, Boston, Massachusetts 02110, and its foreign branches (the "Bank"). In consideration of the Bank's giving, in its discretion, time, credit or banking facilities or accommodations to OBJECT DESIGN, INC.
(together with its successors, the "Customer"), the Guarantor agrees as follows:

         1. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantor hereby guarantees to the Bank the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the due and punctual performance, of all liabilities, agreements and other obligations of the Customer to the Bank, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Bank first attempt to collect any of the Obligations from the Customer or resort to any security or other means of obtaining their payment. Should the Customer default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Bank, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Bank on any number of occasions.

         2. GUARANTOR'S AGREEMENT TO PAY. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Bank, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Bank in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, at the rate per annum equal to l8% or, if higher, the rate of interest announced by the Bank from time to time at its head office as its Base Rate, plus 4%; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

         3. UNLIMITED GUARANTY. The liability of the Guarantor hereunder shall be unlimited. It is the desire and intent of each of the Guarantor and the Bank that this Guaranty shall be enforced against the Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Obligations guaranteed hereunder shall be deemed to be reduced to, and Guarantor shall pay, the maximum amount of the Obligations which would be permissible under applicable law.

         4. WAIVERS BY GUARANTOR; BANK'S FREEDOM TO ACT. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Customer, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Bank to assert any claim or demand or to enforce any right or remedy against the Customer or with respect to any Obligation; (ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation; (iv) the substitution or release of any person or entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights the Bank may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Bank might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or
(vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor. The Guarantor acknowledges and confirms that it has established its own means of obtaining from the Customer all information desired by the Guarantor concerning the financial condition and affairs of the Customer and that the Bank is not in any way obligated to inform Guarantor of changes in the Customeris financial condition of affairs.

         5. UNENFORCEABILITY OF OBLIGATIONS AGAINST CUSTOMER. If for any reason the Customer has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Customer by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Customer, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

         6. SUBROGATION; SUBORDINATION. The Guarantor waives any right against the Customer arising as a result of any payment by the Guarantor hereunder, by way of subrogation, reimbursement, indemnification, contribution or otherwise. The Guarantor will not prove or prosecute any claim in respect of any payment hereunder, whether in bankruptcy or insolvency proceedings or otherwise, and the Guarantor will not claim any set-off or counterclaim against the Customer in respect of any liability of the Guarantor to the Customer. The payment of any amounts due with respect to any indebtedness of the Customer now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations, provided that so long as no default in the payment or performance of the Obligations has occurred and is continuing, or no demand for payment of any of the Obligations has been made that remains unsatisfied, the Customer may make, and the Guarantor may demand and accept, any scheduled payments of principal of and interest on such subordinated indebtedness in the amounts, at the rates and on the dates specified in such instruments, securities or other writings as shall evidence such subordinated indebtedness. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Customer to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Bank and be paid over to the Bank on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

         7. SECURITY; SET-OFF. The Guarantor grants to the Bank, as security for the full and punctual payment and performance of the Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantor now or hereafter held by the Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Bank to the Guarantor or subject to withdrawal by the Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantor under this Guaranty, whether or not the Bank shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

         8. FURTHER ASSURANCES. The Guarantor agrees that it will, from time to time at the request of the Bank, provide to the Bank its most recent tax returns, audited and unaudited balance sheets and related statements of income and changes in financial condition (prepared on a consolidated basis with the Guarantor's subsidiaries, if any) and such other information relating to the business and affairs of the Guarantor as the Bank may reasonably request. The Guarantor also agrees, upon request after any change in the condition or affairs (financial or otherwise) of the Guarantor deemed by the Bank to be adverse and material, to secure the payment and performance of its obligations hereunder by delivering, assigning or transferring to the Bank or granting the Bank a security interest in additional collateral of a value and character satisfactory to the Bank, and authorizes the Bank to file any financing statement deemed by the Bank to be necessary or desirable to perfect any security interest granted by the Guarantor to the Bank, and as agent for the Guarantor, to sign the name of the Guarantor thereto. The Guarantor also agrees to do all such things and execute all such documents, including financing statements, as the Bank may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Bank hereunder.

         9. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until the Bank is given written notice of the Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Bank at its head office or at the branch of the Bank where this Guaranty is given. No such notice shall affect any rights of the Bank or of any affiliate hereunder including, without limitation, the rights set forth in Sections 4 and 6, with respect to Obligations incurred prior to the receipt of such notice or Obligations incurred pursuant to any contract or commitment in existence prior to such receipt, and all checks, drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of the Customer and drawn on the Bank or any of its agents purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by the Bank after that date, shall form part of the Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of the Customer, or otherwise, all as though such payment had not been made or value received.

         10. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, its heirs, successors and assigns, and shall inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Bank may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Bank herein.

         11. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         12. NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or sent by first class mail postage prepaid or, in the case of telegraphic or telexed notice, when transmitted, answer back received, or in the case of electronic facsimile transmission, electronic confirmation received, addressed as follows: if to the Guarantor, at the address set forth beneath its signature hereto, and if to the Bank, at l00 Federal Street, Boston, Massachusetts 02110, Telex:
996527 BOSTONBK BSN, Facsimile No. ______, Attention:_________________, or at such address as either party may designate in writing.

         13. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts without regard to its conflicts of laws provisions. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of The Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified in Section 12 hereof. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

         14. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

         IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty, or caused this Guaranty to be executed and delivered by its duly authorized officer, as of the date appearing on page one.

WITNESS:


____________________________________________________

GUARANTOR:__________________________________________

Name:             ___________________________________________
By                ___________________________________________
                  Print/Type Full Name               Title:*

Address:          ___________________________________________
Address:          ___________________________________________
                  ___________________________________________
                  ___________________________________________
                  ___________________________________________
                  ___________________________________________

                  Telex:_____________________________________
                  Facsimile:_________________________________


Note - A separate guaranty must be signed by each guarantor.

-----------------------------
*To be completed if Guarantor is other than an individual.

                                   CERTIFICATE

The undersigned certifies to THE FIRST NATIONAL BANK OF BOSTON that:


         1. He is the  ________________________________________________(1) of
the Guarantor which executed the foregoing Guaranty and in that capacity has the authority to make this certificate on behalf of the Guarantor.

         2. The Guarantor is a ____________________________________________(2),
validly organized or formed and existing in good standing and in the full enjoyment of its powers and franchises under the laws of _____________________________________________________3.

         3. The foregoing Guaranty has been duly executed and delivered on behalf of the Guarantor, such actions have been duly authorized by all necessary corporate or other action, and the execution, delivery and performance of the Guaranty by the Guarantor will not contravene any existing law, rule or regulation, or any provision of its certificate of incorporation or by-laws or other document or documents evidencing its establishment or governing the conduct of its affairs or any agreement to which it is a party or by which it is bound.


         IN WITNESS WHEREOF, the undersigned has made this certificate on behalf of the Guarantor this __________________________ day of
________________________, l9____.


                                         _______________________________________


[Seal](4)


-------------------
1     Insert Secretary, Clerk, partner or other authorized official.

2 Insert type of business organization of Guarantor, i.e., corporation, business trust, partnership, as the case may be.

3     Insert jurisdiction in which the Guarantor was formed.

4     Impress corporate or common seal, if any.